EXHIBIT 10.2

Performance-Restricted Restricted Stock
Or Restricted Stock Units-Performance Goals - 2006

	Number of Shares of Restricted Stock or Restricted Stock Units (RSUs)

Performance Goal*	Holding Co. Directors	National Penn Bank Directors

Threshold - $1.20 per share	400	100

Market Target - $ 1.33 per share	800	200

NPB Target - $ 1.47-$1.49 per share	900	225

Optimum - $ 1.62 per share	1,100	275

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*These performance goals are consistent with the performance goals established under the National Penn Bancshares, Inc. Executive Incentive Plan.